UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Neuberger Berman High Yield Strategies Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 30, 2019

Stockholders of Neuberger Berman High Yield
Strategies Fund Inc. (NYSE American: NHS)

YOUR FUND’S ANNUAL STOCKHOLDER MEETING IS JUST DAYS AWAY! THIS IS YOUR LAST CHANCE TO VOTE TO PROTECT YOUR FUND

Dear Stockholder:

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund” or “NHS”) will hold its Annual Stockholder Meeting on Thursday, October 3.

If you have not already done so, please take a few minutes today to vote your shares on the WHITE proxy card “FOR” the Fund’s incumbent Director nominees and “AGAINST” Saba’s1 dissident stockholder proposals.

WE URGE YOU NOT TO VOTE USING ANY GOLD PROXY CARD SENT TO YOU BY SABA. PLEASE VOTE USING ONLY THE FUND’S WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY CARD SUBMISSION WILL COUNT.

The SEC and Congress have recently taken notice of the dangers that closed-end fund arbitrageurs like Saba pose, but only you can protect your investment.

“One of the things that is most troubling about [closed-end fund activism] is that closed-end funds ordinarily are held by retail investors...who bought the fund with the understanding that it wouldn’t be attacked in just this way.”

– SEC Commissioner Robert Jackson in Testimony to the Committee on Financial Services of the United States House of Representatives (September 24, 2019)

Do NOT believe Saba’s desperate half-truths. Neuberger Berman and your incumbent Director nominees have a demonstrated history of delivering significant value to stockholders and generating strong performance.

1 Saba Capital Management, L.P. and certain entities it manages, including Saba Capital Master Fund, Ltd., which submitted the stockholder director nominations and the stockholder proposals, are hereinafter collectively referred to as “Saba.”

VOTE NOW TO PREVENT SABA FROM DESTROYING YOUR FUND!

Institutional Shareholder Services, Inc. and Glass, Lewis & Co., two leading independent proxy advisory firms, recommend that stockholders vote “FOR” all of the Fund’s incumbent Director nominees and “AGAINST” Saba’s stockholder proposals.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, we urge you to vote on the enclosed WHITE proxy card “FOR” your Fund’s incumbent Board nominees (Proposal 1) and “AGAINST” Saba’s stockholder proposals (Proposals 2 & 3).

If you have any questions, please contact our proxy solicitor:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Telephone: 212.297.0720 | Toll-Free: 888.785.6668 | Email: info@okapipartners.com

U0296 09/19 ©Neuberger Berman Group LLC. All rights reserved.	Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104-0001 www.nb.com